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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                   FORM 8-K/A
                                 AMENDMENT NO. 1


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                December 8, 2000
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                        (Date of earliest event reported)




                            MEDICAL DISCOVERIES, INC.
                            -------------------------
             (Exact name of registrant as specified in its charter)




            Utah                          0-12627                87-0407858
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(State or other jurisdiction of    (Commission File No.)      (I.R.S. Employer
incorporation or organization)                               Identification No.)



                               738 Aspenwood Lane
                             Twin Falls, Idaho 83301
                                 (208) 736-1799
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                  (Address of principal executive offices and
                     telephone number, including area code)


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Item 4.  Changes in Registrant's Certifying Accountant.

         Effective as of December 8, 2000, Tanner + Co. resigned as independent accountants of Medical Discoveries, Inc. (the "Company").

         Neither Tanner + Co.'s report on the Company's financial statements for the year ended December 31, 1998, nor its report for the year ended December 31, 1999, contained an adverse opinion or a disclaimer of opinion, and neither report was qualified or modified as to uncertainty, audit scope or accounting principles, except that both reports were modified as to uncertainty regarding the ability of the company to continue as a going concern.

         The decision to change accountants was not recommended or approved by the Company's Board of Directors or a committee thereof.

         During the years ended December 31, 1998 and December 31, 1999, and the subsequent interim periods through December 8, 2000, there were no disagreements with Tanner + Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Tanner + Co., would have caused Tanner + Co. to make reference to the subject matter of the disagreement in connection with its report.

         The Company has requested that Tanner + Co. furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements. A copy of such letter, dated January 4, 2001, is filed herewith as Exhibit 16.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              16 Letter from Tanner + Co. to the Securities and Exchange Commission.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        MEDICAL DISCOVERIES, INC.



                                        /s/ Judy Robinett
                                        -----------------
                                            Judy Robinett
                                            Chief Executive Officer

Date:  January 4, 2001


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                                INDEX TO EXHIBITS

         Exhibits

         16  Letter from Tanner + Co. to the Securities and Exchange Commission.


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